CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in FX Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
June 22, 2012